UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2024

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 16, 2024, Beasley Broadcast Group, Inc. (the “Company”) received approval from The Nasdaq Stock Market LLC (“Nasdaq”) to transfer the listing of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Common Stock was transferred to the Nasdaq Capital Market at the opening of business on April 18, 2024, and continues to trade under the symbol “BBGI.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously disclosed, on October 13, 2023, the Company received a written notice (the “Notice”) from Nasdaq’s Listing Qualifications Department notifying the Company that, for the last 30 consecutive business days, the bid price for the Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days (the “Initial Compliance Period”) to regain compliance with the Minimum Bid Price Requirement. Prior to the expiration of the Initial Compliance Period, the Company filed an application to transfer the listing of the Common Stock from the Nasdaq Global Market to the Nasdaq Capital Market.

As a result of the Approval, the Company has been granted an additional 180-day compliance period, or until October 7, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of the Company’s Common Stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day compliance period. If the Company fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist the Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq hearings panel.

In connection with obtaining the Approval, the Company notified Nasdaq in writing of its intention to cure its deficiency in satisfying the Minimum Bid Price Requirement by effecting a reverse stock split, if necessary. The Company intends to actively monitor the closing bid price of its Common Stock and will consider all reasonable available options to regain compliance with the Minimum Bid Price Requirement, which may include seeking stockholder approval to effect a reverse stock split. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement before October 7, 2024, maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “believes,” “expects,” “seek,” “will,” “should,” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including, without limitation, statements regarding the Company’s intent or ability to regain compliance with any applicable Nasdaq listing requirements. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces and conditions that could have a material adverse impact on the Company’s advertising revenues and results of operations; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: April 19, 2024	By:	/s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer

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